UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2014

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12015 Lee Jackson Highway, Fairfax, VA	22033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition;

Item 7.01	Regulation FD Disclosure;

Item 8.01	Other Events

On February 19, 2014, ManTech International Corporation announced its financial results for the fiscal quarter and fiscal year ended December 31, 2013.

ManTech also announced the declaration of a quarterly cash dividend payment to its stockholders. A dividend of $0.21 per share will be paid on March 21, 2014 to stockholders of record as of the close of business on March 7, 2014. Any future declarations of dividend payments are subject to the determination and approval of the Board of Directors.

A copy of the February 19, 2014 release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. In the press release we have provided certain non-GAAP financial measures that supplement the GAAP financial measures contained in the press release. We believe these non-GAAP financial measures, which exclude the impact of the goodwill impairment charge taken in the fourth quarter of fiscal year 2013, provide useful information to our investors to better evaluate period-to-period comparisons of our operating results. Similarly, management uses these non-GAAP measures to gain a better understanding of our comparative operating performance from period-to-period and as a basis for forecasting future periods.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	ManTech International Corporation press release, dated February 19, 2014, announcing financial results for the fiscal quarter and fiscal year ended December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date: February 19, 2014	By:	/s/ Michael R. Putnam
Michael R. Putnam
Senior VP – Corporate & Regulatory Affairs